                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant                      /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                     / /  Confidential, for Use of Commission Only (as
/X/  Definitive Proxy Statement                           permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           BALANCED CARE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------
     (5) Total fee paid:

     -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ------------------------------

     (2) Form, Schedule or Registration No.:
                                            ------------------------------

     (3) Filing Party:
                      ------------------------------

     (4) Date Filed:
                    ------------------------------

                        [BALANCED CARE CORPORATION LOGO]
                          5021 LOUISE DRIVE, SUITE 200
                       MECHANICSBURG, PENNSYLVANIA 17055

October 6, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Balanced Care Corporation. The annual meeting will be held on Thursday, October 29, 1998, at 10:00 a.m., local time, at the DoubleTree Club Hotel, 815 Eisenhower Boulevard, Middletown, Pennsylvania 17057.

     Your vote is important and I urge you to vote your shares by proxy, whether or not you plan to attend the meeting. After you read this proxy statement, please indicate on the proxy card the way you want to vote your shares. Please date, sign and mail the proxy card in the postage-paid envelope that is provided. If you sign and return your proxy card without indicating your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Company's Board of Directors.

     We hope to see you at the meeting.

                                        Sincerely,

                                        /s/ BRAD E. HOLLINGER
                                        --------------------------------
                                        Brad E. Hollinger
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                           BALANCED CARE CORPORATION
                          5021 LOUISE DRIVE, SUITE 200
                       MECHANICSBURG, PENNSYLVANIA 17055

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 29, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Balanced Care Corporation (the "Company") will be held at the DoubleTree Club Hotel, 815 Eisenhower Boulevard, Middletown, Pennsylvania 17057 on Thursday, October 29, 1998 at 10:00 a.m., local time, for the following purposes, as more fully described in the attached Proxy Statement:

        1. To elect three Class I directors, each for a term of three years;

        2. To approve the Company's 1996 Stock Incentive Plan, as amended and restated; and

        3. To consider any other matters that may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 5, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the executive offices of the Company, 5021 Louise Drive, Suite 200, Mechanicsburg, Pennsylvania 17055.

     You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign and return the enclosed proxy in the accompanying envelope. If you should decide to attend the Annual Meeting and vote your shares in person, you may revoke your proxy at that time.

                                        By Order of the Board of Directors,


                                        /s/ ROBERT J. SUTTON
                                        --------------------
                                        Robert J. Sutton
                                        Secretary
October 6, 1998

                           BALANCED CARE CORPORATION
                          5021 LOUISE DRIVE, SUITE 200
                       MECHANICSBURG, PENNSYLVANIA 17055

                                PROXY STATEMENT
                                OCTOBER 6, 1998

                   PROXY SOLICITATION AND VOTING INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Balanced Care Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, October 29, 1998 at the DoubleTree Club Hotel, 815 Eisenhower Boulevard, Middletown, Pennsylvania 17057 at 10:00 a.m., local time, and at any adjournment or postponement thereof. The proxies will be voted if properly signed, received by the Secretary of the Company prior to the close of voting at the Annual Meeting, and not revoked. If no direction is given in the proxy, it will be voted "FOR" the election of the directors nominated by the Board of Directors and "FOR" the approval of the Company's 1996 Stock Incentive Plan, as amended and restated by the Board of Directors on August 18, 1998 (the "Amended Incentive Plan"). The Company has not received timely notice of any stockholder proposals for presentation at the Annual Meeting as required by Section 14a-4(c) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). Therefore, with respect to any other item of business that may come before the Annual Meeting, the proxy holders have the right to and will vote in accordance with their judgment.

     A stockholder who has returned a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering a revised proxy bearing a later date, by voting by ballot at the Annual Meeting, or by delivering a written notice withdrawing the proxy to the Secretary of the Company. This notice may be mailed to the Secretary at the address set forth above or may be given to the inspector of election at the Annual Meeting.

     This Proxy Statement, together with the accompanying proxy, is first being mailed to stockholders on or about October 6, 1998. The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers, employees and affiliates of the Company, without receiving additional compensation for these services, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of common stock, par value $.001 per share, of the Company ("Common Stock") held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so. The cost of this proxy solicitation will consist primarily of printing, legal fees, and postage and handling.

     Holders of record of Common Stock at the close of business on October 5, 1998 (the "Record Date") are entitled to vote at the Annual Meeting. On that date, 16,697,407 shares of Common Stock were outstanding. The presence, in person or by proxy, of stockholders holding at least a majority of the shares of stock entitled to be voted will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

     Approval of the proposals to be brought before the Annual Meeting, including the election of directors, will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. Votes may be cast in favor of or withheld from the nominees for director. Abstentions may be specified as to any proposal brought before the Annual Meeting, other than the election of directors. An abstention will have the effect of a negative vote, but if a broker indicates that it does not have authority to vote certain shares (so-called "broker non-votes"), those shares will not be considered present and entitled to vote with respect to that proposal and therefore will have no effect upon the outcome of the vote. Under the rules of the American Stock Exchange (the "AMEX"), brokers holding shares may vote without specific instruction from beneficial owners on the election of directors.

                  BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of seven members, divided into three classes. A vacancy in Class II occurred in June 1998 upon the death of Kenneth F. Barber, which was filled by Raymond E. Schultz in September 1998. The terms of office of the three classes of directors (Class I, Class II and Class III) end in successive years. The terms of the Class I directors expire this year and their successors are to be elected at the Annual Meeting for a three-year term expiring in 2001. The terms of the Class II and Class III directors do not expire until 1999 and 2000, respectively.

     The Board of Directors has nominated John M. Brennan, Bill R. Foster, Sr. and Edward R. Stolman for election as Class I directors. The accompanying proxy will be voted for the election of these nominees, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board of Directors. The nominees for directors have previously served as members of the Board of Directors of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES.

                    CLASS I DIRECTORS--NOMINEES FOR TERMS TO EXPIRE IN 2001

JOHN M. BRENNAN                      Mr. Brennan is presently involved in a number of
  Age 42                             businesses, including as developer/owner of a real estate
  Director since 1995                development company in Hawaii and as owner of a golf resort in Bloomington, Indiana. From 1995 to 1997, Mr. Brennan was
                                     President of Respiratory Resources, LLC, a company that
                                     manages respiratory therapy services. In 1990 Mr. Brennan
                                     co-founded Golden Care, Inc., a respiratory therapy
                                     company, and served as its President and a director from
                                     1990 to 1995. From 1987 to 1990, Mr. Brennan served as
                                     Chief Operating Officer of a private respiratory therapy
                                     company headquartered in Indiana. From 1984 to 1987, he
                                     operated a chain of private home care companies in the
                                     states of Texas, New Mexico, Illinois and Indiana. From
                                     1982 to 1984, Mr. Brennan was the Technical Director for
                                     two hospital-based respiratory therapy departments in
                                     Texas.

BILL R. FOSTER, SR.                  Mr. Foster is the President and Chief Executive Officer of
  Age 71                             Foster Hospitality Group. He has been involved in the
  Director since 1996                development and operation of skilled nursing, independent
                                     living and assisted living facilities for four decades. Mr.
                                     Foster serves on the State of Missouri Governor's Advisory
                                     Council on Aging, has served as its President for two terms and has been a Delegate to the White House Conference on
                                     Aging. He serves on the Board of Directors of the Missouri
                                     Health Care Association. In February 1997, Mr. Foster was
                                     appointed as a Senator to the Silver-Haired Congress,
                                     representing the State of Missouri.

EDWARD R. STOLMAN                    Mr. Stolman has owned and operated Stolman Investments
  Age 72                             since 1982, specializing in real estate and health care
  Director since 1997                investments and consulting. He joined Hospital Affiliates
                                     International in 1968 and served as Executive Vice
                                     President and Vice Chairman, and also served as Chairman of
                                     Affiliated Health Corporation from 1984 to 1990. Mr.
                                     Stolman was an original investor in and a member of the
                                     Board of Directors of Dovebar International, Inc.

                  CONTINUING CLASS II DIRECTORS--PRESENT TERM EXPIRES IN 1999

RAYMOND E. SCHULTZ                   Mr. Schultz is Chairman of the Board of Directors and Chief
  Age 64                             Executive Officer of Promus Hotel Corporation, a
  Director since 1998                lodging/hospitality company. He serves on the boards of the
                                     TBC Corporation and the Memphis Arts Council, as well as on the advisory boards of The Pennsylvania State University,
                                     New Mexico State University and Christian Brothers
                                     University.

GEORGE H. STRONG                     Mr. Strong is a private investor with many years of
  Age 72                             experience in both director and executive positions in
  Director since 1996                health care enterprises. Mr. Strong was a Senior Vice
                                     President and founding director of Universal Health
                                     Services, Inc. for six years and was with American Medicorp for four years prior to that. He also serves as a director for Integrated Health Services, HealthSouth Rehabilitation
                                     Corporation, Clinical Partners, Managed Care USA,
                                     Amerisource, Corefunds Group and Pocantico Development
                                     Associates.

                  CONTINUING CLASS III DIRECTORS--PRESENT TERM EXPIRES IN 2000

DAVID L. GOLDSMITH                   Mr. Goldsmith has been associated with BancAmerica
  Age 50                             Robertson Stephens and its predecessors since 1981 and is
  Director since 1996                currently Managing Director, Health Care. Mr. Goldsmith is also a member of the Boards of Directors of Apria
                                     Healthcare Group Inc. and selected private companies.

BRAD E. HOLLINGER                    Mr. Hollinger has previously served as Executive Vice
  Age 44                             President of the Contract Services Group of Continental
  Chairman of the Board,             Medical Systems ("CMS"), a national provider of medical
  President and                      rehabilitation services and contract therapy services from
  Chief Executive Officer            1992 to 1995. During his eight years with CMS, Mr.
  and a Director since 1995          Hollinger also served as Senior Vice President/Development from 1987 to 1990, leading the development and financing of eighteen medical rehabilitation hospitals in seven states.
                                     From 1985 to 1987, Mr. Hollinger was Vice President of
                                     Development of Rehab Hospital Service Corporation.

MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended June 30, 1998 ("Fiscal 1998"), the Board of Directors met on five occasions. The Board of Directors took action by unanimous written consent on two occasions and by telephonic conference call on eight occasions. The Board has three standing committees: the Audit, Compensation and Project Financing Committees. The Board does not have a nominating committee.

     The Audit Committee currently consists of David L. Goldsmith and George H. Strong. Prior to June 1998, Kenneth F. Barber was also a member of the Audit Committee. This committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting. The Audit Committee held three meetings in Fiscal 1998.

     The Compensation Committee currently consists of John M. Brennan, Edward R. Stolman and David L. Goldsmith. This committee establishes a general compensation policy for the Company and approves increases both in directors' fees and in salaries paid to officers and senior employees of the Company. The Compensation

Committee determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee held one meeting in Fiscal 1998.

     The Project Financing Committee currently consists of Brad E. Hollinger and Edward R. Stolman. Prior to June 1998, Kenneth F. Barber was also a member of the Project Financing Committee. This committee was formed to take the actions necessary to finalize the financial closings of those projects previously authorized and approved by the Board of Directors. The Project Financing Committee held 11 meetings in Fiscal 1998.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are also employees of the Company do not receive cash compensation for their services as directors. Members of the Board of Directors who are not employees of the Company receive a $5,000 annual retainer for their services as directors, payable quarterly. Each non-employee director also receives $1,000 for each meeting attended and $500 for each telephonic meeting in which he participated. Commencing in June 1998, Messrs. Barber, Brennan, Foster, Goldsmith, Stolman and Strong received $1,500, $500, $1,500, $2,500, $1,500 and $2,500, respectively, as Fiscal 1998 compensation for their services as directors of the Company. All directors are reimbursed for reasonable expenses incurred in attending board and committee meetings and otherwise carrying out their duties. Each non-employee director will be granted a non-qualified option to acquire 15,000 shares of Common Stock upon election to the Board and an option to acquire 5,000 shares of Common Stock on the anniversary of such director's election to the Board for the duration of his or her term pursuant to the Company's Amended Incentive Plan. All share numbers reflect the 3-for-4 reverse stock split of the Company's Common Stock in October 1997.

     Prior to June 1998, Mr. Barber was party to a consulting agreement with the Company to provide financial, development and other consulting services at the rate of $100 per hour not to exceed 20 hours per week for 52 weeks. During Fiscal 1998, Mr. Barber received $96,600 under such agreement, which automatically terminated.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the two fiscal years ended June 30, 1998 for the Company's Chief Executive Officer and for the four other most highly compensated executive officers of the Company for Fiscal 1998 (the "Named Executive Officers").

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                               --------------
                                                       ANNUAL COMPENSATION       SECURITIES
                                           FISCAL    -----------------------     UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION(S)         YEAR     SALARY($)   BONUS($)(1)   OPTIONS(#S)(2)   COMPENSATION($)
     ------------------------------         ----     ---------   -----------   --------------   ---------------
Brad E. Hollinger........................   1998      200,000      116,250             --               --
  Chairman of the Board, President          1997      152,500       58,000         75,000               --
  and Chief Executive Officer

William T. McCarthy(3)...................   1998      122,000       43,600             --            7,200(4)
  Vice President--Mergers and
    Acquisitions                            1997      119,495           --         18,750            3,600(4)

Brian L. Barth...........................   1998      125,000       32,400         15,000               --
  Chief Development Officer                 1997       75,000       20,000         26,250               --

Paul A. Kruis(5).........................   1998      110,866           --        150,000               --
  Chief Financial Officer                   1997           --           --             --               --

Russell A. DiGilio.......................   1998      104,000       36,000             --            2,132(6)
  Vice President--Assisted Living
    Division                                1997       89,667        3,683         18,750            1,708(6)

---------------

(1) Reflects bonuses paid in Fiscal 1998 and the year ended June 30, 1997 ("Fiscal 1997") for services rendered in Fiscal 1997 and Fiscal 1996, respectively.

(2) Options granted pursuant to the Company's 1996 Stock Incentive Plan (the "Incentive Plan") to purchase shares of Common Stock. Options granted during Fiscal 1998 are described in greater detail below.

(3) Mr. McCarthy resigned from the Company effective July 2, 1998.

(4) Represents travel and lodging reimbursement.

(5) Mr. Kruis became Chief Financial Officer of the Company in November 1997.

(6) Represents the value received by Mr. DiGilio in connection with personal usage of a Company-owned vehicle.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information with respect to stock options granted to the Named Executive Officers in Fiscal 1998. No options were exercised by the Named Executive Officers in Fiscal 1998. The options listed below are included in the Summary Compensation Table above.

                                                                                     POTENTIAL REALIZABLE VALUE
                              NUMBER OF     % OF TOTAL                                   AT ASSUMED RATES OF
                              SECURITIES     OPTIONS                                  STOCK PRICE APPRECIATION
                              UNDERLYING    GRANTED TO                                   FOR OPTION TERM(2)
                               OPTIONS     EMPLOYEES IN    EXERCISE     EXPIRATION   ---------------------------
NAME                          GRANTED(1)   FISCAL YEAR    PRICE($/SH)      DATE           5%            10%
----                          ----------   -----------    -----------      ----      ------------   ------------
Brad E. Hollinger...........        --           --             --             --            --             --
William T. McCarthy.........        --           --             --             --            --             --
Brian L. Barth..............    15,000          3.2%         $6.50      11/6/2002      $ 26,937       $ 59,525
Paul A. Kruis...............   150,000         31.7%         $5.50      10/6/2002      $227,932       $503,671
Russell A. DiGilio..........        --           --             --             --            --             --

---------------

(1) Options granted pursuant to the Incentive Plan to purchase shares of Common Stock. Subject to the approval of the Compensation Committee, the exercise price and applicable withholding taxes may be paid in cash or in shares of the Company's Common Stock (whether previously owned or to be acquired upon exercise), or by other methods which comply with the Incentive Plan and applicable law. The options granted to Mr. Barth will vest in equal increments on November 6, 1998, 1999, 2000 and 2001. Of the options granted to Mr. Kruis, 25% are vested and the remaining options will vest in equal increments on October 6, 1999, 2000 and 2001.

(2) These assumed "potential realizable values" are mathematically derived from certain prescribed rates of stock appreciation. The actual value of these option grants is dependent on the future performance of Company Common Stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved. These values are calculated using the estimated fair market values of the Common Stock on October 6, 1997 and November 6, 1997, of $5.50 and 6.50 per share, respectively, and assume that all such options are currently exercisable.

EMPLOYMENT AGREEMENTS

     Employment Agreement with the Chief Executive Officer. The Company is party to an employment agreement with Mr. Hollinger that became effective as of August 1, 1996 and is to expire on July 31, 2001, subject to extension annually thereafter. Pursuant to the employment agreement, for the period beginning August 1, 1996 and ending June 30, 1997, Mr. Hollinger was entitled to receive an annual salary of $150,000; for the period beginning July 1, 1997 and ending June 30, 1998, Mr. Hollinger is to receive an annual salary of $200,000; for the period beginning July 1, 1998 and for the duration of the agreement, Mr. Hollinger is to receive an annual salary of $225,000. For each fiscal year of the Company throughout the term of the agreement, Mr. Hollinger is also entitled to receive an annual bonus in an amount not less than 75% of his base salary upon achievement by the Company of certain levels of pre-tax earnings to be determined by the Board of Directors. If the level of earnings exceeds the level determined by the Board for a fiscal year, the Board may award Mr. Hollinger additional bonus compensation. Pursuant to the employment agreement, the Company granted to Mr. Hollinger as of August 1, 1996 the right to purchase 37,500 shares of Common Stock at a purchase price of $2.00 per share and, as of June 30, 1997, the right to purchase an additional 37,500 shares of Common Stock at a per share purchase price equal to the fair market value of a share of Common Stock on June 30, 1997, which was $6.67 per share. These options are generally to vest in accordance with the Incentive Plan (including the Change of Control acceleration provision contained in such plan), provided that if Mr. Hollinger terminates his employment for Good Reason (as defined in the employment agreement, which includes the occurrence of a Change in Control as Good Reason), the options are to become fully vested and exercisable as of the date of such termination and may be exercised within one year following such termination. In addition, if Mr. Hollinger terminates his employment for Good Reason (including upon the occurrence of a Change in Control), he will be entitled to receive a cash payment within 10 days of such termination equal to three times his annual compensation plus the amount of any bonus for that year.

     Employment Agreements with Other Named Executive Officers. The Company is party to an employment letter with Mr. Kruis which provides that, in the event of a change in control of the Company that results in his position being diminished in scope of authority and responsibilities or change in reporting responsibility, or if he is terminated without cause, Mr. Kruis is entitled to receive three years compensation. Mr. Kruis is entitled to receive an annual salary of $150,000, with an annual bonus of up to 45% of his base salary based upon his performance of stated objectives and the Company's achievement of certain levels of pre-tax earnings to be determined by the Board of Directors. Mr. Kruis was also granted the right to purchase 150,000 shares of Common Stock of the Company, in accordance with the Incentive Plan at $5.50, the fair market value of a share of Common Stock on October 6, 1997.

     The Company is party to an employment agreement with Mr. Barth that became effective as of September 20, 1995, was amended and renewed as of July 1, 1998, and is to expire on June 30, 2001, subject to automatic renewal unless one party provides written notice to the other not later than 90 days prior to the next extension date of his or its intention not to renew. The employment agreement provides that Mr. Barth is to receive an annual salary of $170,000, subject to increase by the Board of Directors. Mr. Barth is also entitled to receive an annual bonus of up to 50% of his base salary subject to achievement of the Company's annual operating budget as approved by the Board of Directors. In the event of a termination following a Change in Control (as defined in the employment agreement) or Mr. Barth's voluntary withdrawal within one year following such Change of Control, Mr. Barth is entitled to receive a lump sum payment equal to his base salary and annual bonus for the preceding three years.

     The Company was a party to an employment agreement with Mr. McCarthy that became effective as of May 1, 1996, was renewed as of May 1, 1998 and was to expire on April 30, 1999, subject to automatic annual renewal unless one party provided written notice to the other not later than 60 days prior to the next extension date of his or its intention not to renew. Mr. McCarthy resigned from the Company effective July 2, 1998. The employment agreement provided that Mr. McCarthy was to receive an annual salary of $100,000, subject to increase by the Board of Directors. Mr. McCarthy was also entitled to receive an annual bonus of up to 40% of his base salary subject to the terms and conditions as may be determined by Mr. Hollinger and approved by the Board. Pursuant to the employment agreement, the Company granted to Mr. McCarthy an option to purchase up to 75,000 shares of Common Stock at a per share exercise price of $2.00 vesting in equal installments over two years. In the event of a termination following a Change of Control (as defined in the employment agreement), Mr. McCarthy was entitled to receive his base salary at a rate then in effect for the period equal to one year. In connection with Mr. McCarthy's resignation from the Company, he entered into an agreement with the Company pursuant to which he is entitled to exercise his vested options until July 2, 1999, or one year from the effective date of his resignation. In the absence of such an agreement, an employee is entitled to exercise options until the ninetieth day following resignation from the Company.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors ("Committee") of the Company is composed entirely of independent, non-employee directors. The Committee is responsible for reviewing and approving the compensation of the Company's executive officers and for determining the Company's general compensation policies. The Committee also administers the Incentive Plan.

     Executive Compensation Philosophy. The Committee endeavors to ensure that the compensation programs for the executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company and are administered in appropriate fashion in the long-term interests of the Company and its stockholders. The Committee seeks to align total compensation for senior management with the overall performance of the Company as well as the individual performance of each executive officer. The Company's compensation package, which currently is comprised of base salary, bonuses and stock options, is intended to reinforce management's commitment to enhancing profitability and stockholder value.

     In determining the level and composition of compensation for the executive officers of the Company, the Committee considers various corporate and individual performance measures. The Committee also evaluates other external factors such as market conditions as well as compensation practices and financial performance of other companies in the assisted living industry.

     Executive Compensation Components. The key components of the Company's compensation policy are base salary, an annual incentive award and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewarding successful financial performance and aligning executive officers' interests with those of the Company's stockholders. The Committee reviews each component of executive compensation on an annual basis.

     Base Salary. During Fiscal 1998, base salaries for executive officers were established by the Committee based upon an evaluation of each executive's performance, as well as the performance of the Company as a whole. The Committee also considered the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership.

     Annual Incentive. Bonus payments to executive officers for Fiscal 1998 were based upon a combination of the Company's performance and the individual officer's achievement of pre-established performance goals. The Committee believes that a significant proportion of total cash compensation for executive officers should be subject to the attainment of specific performance criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, at the beginning of each year, the Committee establishes potential bonuses for executive officers based upon the Company's achievement of certain performance criteria.

     Equity Participation Through Stock Options. The Committee believes that equity participation is a key component of its executive compensation policy. The use of stock-based awards provides a long-term link between the result achieved for the Company's stockholders and the rewards provided to executive officers. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability. These awards are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of the Company's stockholders. Stock options, in particular, provide an effective incentive for management to create stockholder value over the long term since the full benefit of the option cannot be realized unless an appreciation of the price of the Company's Common Stock occurs over a number of years.

     Options to purchase a total of 342,500 shares of the Company's Common Stock were granted to the Company's 16 executive officers (including the Chief Executive Officer) in Fiscal 1998 with an exercise price equal to the fair market value of the underlying Common Stock at the date of grant. To encourage long-term performance, these options vest cumulatively in four annual installments of 25% and expire five years from the date of the grant.

     The Committee granted these stock options in recognition of the significant efforts expended by the executive officers in connection with the implementation of the Company's growth strategy. The Committee granted options to the executive officers based upon its judgment that the grants were appropriate and desirable considering the executive officers' actual and potential contribution to the Company. The assessment of actual and potential contribution was based on the Committee's subjective evaluation of each executive officer's ability, skill and leadership.

     Compensation of Chief Executive Officer. The base salary of Brad E. Hollinger, President, Chief Executive Officer and Chairman of the Board, was established as a result of the Committee's evaluation of Mr. Hollinger's performance, as well as the performance of the Company as a whole. For services rendered in Fiscal 1998, Mr. Hollinger received an annual base salary of $200,000. The assessment of actual and potential contribution resulted from the Committee's subjective evaluation of Mr. Hollinger's abilities, skills, efforts and leadership. Mr. Hollinger also received a bonus of $116,250 for Fiscal 1997 that was paid in Fiscal 1998 due to the Company's achievement of certain earnings per share goals established by the Committee and Mr. Hollinger's efforts and leadership in implementing the Company's growth strategy.

     Under the Omnibus Budget Reconciliation Act of 1993, publicly held companies may not deduct compensation paid to a company's chief executive officer and the four other highest-paid executive officers to the extent that such compensation exceeds $1 million in any year for each such officer, unless such compensation qualifies as "performance-based." The Company was not affected by this limitation for the 1998 tax year. The Company will continue its efforts to preserve tax deductibility of compensation where it is reasonable and feasible to do so.
                                          John M. Brennan
                                          David L. Goldsmith
                                          George H. Strong

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During Fiscal 1998, Mr. Brennan, a member of the Compensation Committee, served as President of Respiratory Resources LLC, an Indiana limited liability company that manages respiratory therapy services in four skilled nursing facilities owned or leased by the Company. The Company's payments to RRI for such services were $152,000 for Fiscal 1998. Mr. Brennan received a warrant in August 1996 to purchase 138,000 shares of Common Stock of the Company at a purchase price of $3.00 per share. The warrant has a 10 year term and may be exercised at any time.

COMPARATIVE STOCK PERFORMANCE

     The following graph compares the performance of the Company's Common Stock against the AMEX Composite Stock Index and a peer group index for the period commencing with the Company's initial public offering on February 11, 1998 and ending June 30, 1998. The peer group consists of Assisted Living Concepts, Inc., Alternative Living Services, Inc., American Retirement Corporation, ARV Assisted Living, Inc., Atria Communities, Inc., Brookdale Living Communities, Inc., Capital Senior Living Corporation, CareMatrix Corporation, Emeritus Assisted Living, Karrington Health, Inc., Regent Assisted Living, Inc. and Sunrise Assisted Living, Inc.

     The graph assumes that $100 was invested on February 11, 1998, and that dividends were reinvested.

                        [PERFORMANCE GRAPH APPEARS HERE]

MEASUREMENT PERIOD                      BALANCED CARE
(FISCAL YEAR COVERED)                    CORPORATION        AMEX INDEX        PEER GROUP
---------------------                    ------------       ----------        ----------
2-11-98                                     100.00            100.00            100.00
2-27-98                                    117.308           103.184           101.876
3-27-98                                    157.692           107.891           105.636
4-24-98                                    136.538           108.407           104.980
5-29-98                                    123.077           104.423           087.285
6-30-98                                    109.615           105.399           089.662

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY; LEGAL PROCEEDINGS

     David Barber, the son of Kenneth F. Barber, has been employed by the Company as Vice President of Construction and Design since 1996. During Fiscal 1998, David Barber received an annual salary of $83,500 and a bonus of $31,000. Robin Barber, Kenneth F. Barber's daughter and sister-in-law of Brad E. Hollinger, has been employed by the Company as Director of Legal Services since 1996 and as Vice President and Senior Counsel since September 1997. During Fiscal 1998, Ms. Barber received an annual salary of $77,550 and a bonus of $16,000.

     John M. Brennan, a director of the Company, received $152,000 for providing respiratory therapy management services and supplies to the Company's Missouri facilities during Fiscal 1998.

     Bill R. Foster, Sr. is the majority stockholder of Foster Health Care Group, a corporation that provided management and rental services to 10 skilled nursing facilities, a pharmacy, a home health operation, and three assisted living facilities and four independent living facilities operated by the Company for which it received a payment of $68,000 during Fiscal 1998. On July 1, 1997, the Company purchased the assets and operations of Foster Health Care Group for approximately $120,000. During Fiscal 1998, Mr. Foster also leased two assisted living facilities in Springfield and Nevada, Missouri to the Company at an annual rental of $208,000 and $154,000, respectively. Susan Foster, Mr. Foster's daughter-in-law, became an officer of the Company effective July 1, 1997 and received an annual salary of $80,000, and a bonus of $23,000. Ms. Foster resigned from the Company effective June 30, 1998. John Foster, Mr. Foster's son, became an officer of the Company effective July 1, 1997 and received an annual salary of $110,000, and a bonus of $44,000. John Foster resigned from the Company effective June 30, 1998.

     Scott J. Hollinger, brother of Brad E. Hollinger and son-in-law of Kenneth
F. Barber, has been employed by the Company as a Construction Project Manager since 1996. During Fiscal 1998, Scott J. Hollinger received an annual salary of $59,843 and a bonus of $5,000.

     Deborah Myers Welsh, spouse of Brad E. Hollinger, entered into a consulting agreement with the Company on February 3, 1997 to provide legal services at the rate of $90 per hour not to exceed 30 hours per week for 50 weeks. Ms. Welsh received $110,000 under such arrangement during Fiscal 1998.

     F. David Carr is a general partner of SAE Partners ("SAE"), a shareholder of Hawthorn Health Partners, Inc. (formerly known as Medi-Cap Partners) ("HHP"), a managing general partner of HCO Partners IV-BCC ("HCO"), a shareholder of Hawthorn Health Properties, Inc. ("Hawthorn"), and Executive Vice President of Hakman & Company Incorporated, an investment banking firm ("Hakman"). James A. Diebold is a general partner of SAE, a shareholder of HHP, a general partner of HCO and a shareholder of Hawthorn. SAE owns 2.1% of the Common Stock of the Company. HCO owns 2.3% of the Common Stock of the Company. Mr. Carr owns 4.6% of the Common Stock of the Company. Hakman has entered a broker's agreement with the Company to find suitable acquisition properties for the Company. Hakman receives a finder's fee for such acquisitions, based upon the purchase price, in an amount equal to 2% of the first $1,000,000 and 1% for any amount in excess of $1,000,000. Hawthorn leases seven skilled nursing facilities to the Company for annual rentals of $4,627,000 in Fiscal 1998. The facility leases provide for an initial term of 12 years, with four six-year renewal options and a fair market value purchase option. In August 1996, Hawthorn also received a warrant to purchase 37,500 shares of Common Stock of the Company at a purchase price of $3.33 per share. The warrant has a 10 year term and may be exercised at any time. Hakman received a fee of $250,000 for its assistance in raising $12,500,000 in a Series B Convertible Preferred Stock Offering in October 1996 and April 1997. In April 1998, the Board approved warrants to purchase 100,000 shares of Common Stock of the Company to be granted to Hakman in an amount proportional to Hakman's $10,000,000 investment in special purpose entities. These special purpose entities were formed to lease assisted living facilities. The Company has entered into management agreements with each special purpose entity, and has the option (but not the obligation) to acquire the stock or assets of each special purpose entity based on formulas set forth in various option agreements. Pursuant to this arrangement, through June 30, 1998, Hakman invested $4,025,000 in the Company and received warrants to purchase 40,250 shares. The warrants were issued in April 1998 at a purchase price of $8.88 per share, and will vest on the first anniversary of their issuance and will terminate three years after their issuance.

     As of September 30, 1997, Meditrust was the beneficial owner of more than five percent of the Common Stock of the Company. See "Security Ownership." The Company has entered into non-binding letters of intent with Meditrust for project financing. Pursuant to these letters of intent, the Company would develop assisted living facilities for Meditrust, and Meditrust would lease such facilities to Operators/Lessees when construction is completed. The Company expects to manage the assisted living facilities pursuant to management agreements with the Operators/Lessees. Specific development projects and acquisitions require Meditrust's approval prior to financing of a transaction. In addition, to date, the Company has seven facilities in operation leased by the Company from Hawthorn that are mortgaged in favor of Meditrust; two facilities in operation that are leased by the Company from Meditrust; two facilities in operation owned by the Company that are mortgaged in favor of Meditrust; and 22 facilities (seven in operation and 15 under development) leased by third party operators from Meditrust that are managed by the Company. Meditrust's investment in these facilities is approximately $165 million.

     Brad E. Hollinger, without admitting or denying the allegations, settled a proposed civil action brought by the Securities and Exchange Commission (the "Commission") contending that he violated certain federal securities laws in connection with trading in the common stock of Continental Medical Systems, Inc. prior to its merger with Horizon Healthcare, Inc. in 1995. The Commission approved the settlement on May 12, 1998, which consisted of the entry of an order enjoining him from future violations of such securities laws and the payment of $21,625, representing profits allegedly realized by him and a family member, plus interest, and a civil money penalty in an amount equal to such payment, plus interest.

     See also "Compensation Committee Interlocks and Insider Participation."

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Common Stock as of September 1, 1998 by each person or group known by the Company to beneficially own more than five percent of outstanding Common Stock, each director, nominee for director and the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. As of September 1, 1998, there were 16,696,469 outstanding shares of Common Stock.

                                                                 SHARES
                                                              BENEFICIALLY      PERCENT OF
NAME                                                             OWNED            CLASS
----                                                          ------------      ----------
BankAmerica Corporation.....................................   2,472,962(1)        14.8%
  555 California Street
  Suite 2600
  San Francisco, CA 94104
Meditrust...................................................   1,086,179(2)         6.2%
  197 First Avenue
  Needham, MA 02194
Brad E. Hollinger...........................................     807,588(3)         4.8%
  2850 Ford Farm Road
  Mechanicsburg, PA 17055
John M. Brennan.............................................   1,274,551(4)         7.6%
  Brennan Holdings
  11212 Mann Road
  Mooresville, IN 46158
Bill R. Foster, Sr..........................................     782,412(5)         4.7%
  Foster Health Care Group
  426 South Jefferson
  Springfield, MO 65801-2351
David L. Goldsmith..........................................      45,663(6)           *
Edward R. Stolman...........................................      14,250(7)           *
George H. Strong............................................      41,250(8)           *
William T. McCarthy.........................................      80,626(9)           *
Brian L. Barth..............................................     118,126(10)          *
Paul A. Kruis...............................................      50,423(11)          *
Russell A. DiGilio..........................................      85,876(12)          *
All Directors and Executive Officers as a Group (16            4,347,851(14)       25.4%
  persons)(13)..............................................

---------------

* Indicates ownership of less than 1% of the Common Stock.

 (1) BankAmerica reported to the United States Securities and Exchange Commission (the "Commission") that it shared voting and dispositive power with respect to 2,472,962 shares with two of its subsidiaries, Robertson Stephens Investment Management Co. and Robertson, Stephens & Company Investment Management, L.P.

 (2) Includes 465,124 shares held subject to warrants are owned by Meditrust Mortgage Investments, Inc. and 289,743 shares held subject to warrants are owned by Meditrust Acquisition Corporation II, wholly owned subsidiaries of Meditrust.

 (3) Includes 28,125 shares held subject to stock options. Also includes 1,150 shares held jointly by Brad E. Hollinger and his spouse, and 5,250 shares subject to Mr. DiGilio's right to purchase.

 (4) Includes 138,000 shares held subject to warrants and 15,000 shares held subject to stock options.

 (5) Includes 767,412 shares owned by the Inter Vivos Trust of Billy Ray Foster. As the trustee, Mr. Foster has voting and investment power with respect to the shares held by the trust and may be deemed to have indirect beneficial ownership of them. Also includes 15,000 shares held subject to stock options.

 (6) Includes 30,000 shares owned by the Goldsmith Family Trust. As the co-trustee, Mr. Goldsmith has voting and investment power with respect to the shares held by the trust and may be deemed to have indirect beneficial ownership of them. Also includes 11,250 shares held subject to stock options.

 (7) Includes 3,000 shares owned by The Stolman Family Trust. Also includes 11,250 shares held subject to stock options.

 (8) Includes 3,750 shares held subject to stock options.

 (9) Includes 80,626 shares held subject to stock options.

(10) Includes 3,750 shares held by The Brian L. Barth and Lori A. Barth Irrevocable Children's Trust, for which Mr. Barth's sister-in-law is trustee. Mr. Barth disclaims beneficial ownership as to such shares. Also includes 9,376 shares held subject to stock options.

(11) Includes 6,000 shares held in managed accounts for Mr. Kruis' nephews. As trustee, Mr. Kruis disclaims beneficial ownership as to such shares. Also includes 37,500 shares held subject to stock options.

(12) Includes 5,250 shares subject to a right to purchase from Mr. Hollinger. Also includes 80,626 shares held subject to stock options.

(13) Includes directors and officers as of September 1, 1998. Raymond E. Schultz was elected as a Class II director on September 15, 1998 and Douglas L. Brewer was appointed Senior Vice President--Mergers and Acquisitions of the Company on September 21, 1998.

(14) Includes 138,000 shares held subject to warrants and 262,663 shares held subject to stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any persons beneficially holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Commission and the AMEX. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied, except that BankAmerica Corporation filed a Form 3 following the required filing date to disclose the beneficial ownership of its shares; Messrs. Barth, Goldsmith and Marcus amended their previously filed Forms 3 to revise disclosure related to the beneficial ownership of certain of their stock options; Mr. Breed amended his previously filed Form 3 to reflect the beneficial ownership of certain of his shares; Mr. Stolman filed a Form 4 following the required filing date to reflect the acquisition of shares by a family trust and Messrs. David K. Barber, Kenneth F. Barber, Brennan, DiGilio and Kurt A. Meyer filed Forms 4 following the required filing date to reflect the conversion of shares of Preferred Stock held prior to the Company's initial public offering. In making these statements, the Company has relied on copies of the reports that its officers, directors and beneficial owners of more than ten percent of the Company's Common Stock have filed with the Commission.

               PROPOSAL TO APPROVE THE 1996 STOCK INCENTIVE PLAN,
                            AS AMENDED AND RESTATED

     Stockholders are being asked to approve the Amended Incentive Plan, a copy of which is attached as Annex A hereto. A vote in favor of the Amended Incentive Plan will also be a vote in favor of all of the amendments to the Incentive Plan, which will, among other things, increase the amount of Common Stock that is authorized to be issued under the plan by 1,000,000 shares, allow certain independent contractors to participate in the plan and allow the term of options granted from the inception of the plan to be extended by five years. The Amended Incentive Plan provides for the grant to non-employee directors of non-qualified stock options to purchase 15,000 shares of Common Stock upon election to the Board and 5,000 shares on the anniversary of such director's election to the Board for the duration of his or her term. All share numbers reflect the 3-for-4 reverse stock split of the Company's Common Stock in October 1997.

     The Company believes that in order to attract, retain and motivate key employees and independent contractors, it is desirable to offer to such individuals stock options which provide an incentive tied to the Company's stock price performance. Accordingly, on August 18, 1998, the Board of Directors unanimously adopted the Amended Incentive Plan.

     General Provisions. The Amended Incentive Plan is administered by the Compensation Committee. The Compensation Committee is authorized to: (i) select employees and independent contractors for participation in the Amended Incentive Plan; (ii) make decisions regarding timing, pricing and amounts of grants or awards under the Amended Incentive Plan, subject to the terms of the Amended Incentive Plan, (iii) interpret and construe the Amended Incentive Plan; (iv) adopt, amend or rescind rules and regulations relating to the Amended Incentive Plan; and (v) make all other determinations necessary or advisable for the administration of the Amended Incentive Plan. Each of the members of the Compensation Committee is a "disinterested person," within the meaning of Rule 16b-3 of the Exchange Act, and the regulations promulgated thereunder.

     Options granted under the Amended Incentive Plan may be either "incentive stock options," that is, options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "non-qualified stock options," that is, options which do not meet such requirements. The aggregate fair market value (determined as of the date of grant) of the stock for which an optionee's incentive stock options will vest in any calendar year may not exceed $100,000.

     The exercise price per share for each option granted under the Amended Incentive Plan may not be less than the fair market value per share of the Company's Common Stock on the date of grant. For any option recipient who owns more than 10% of the Company's voting stock at the time of grant of an incentive stock option, the exercise price must be at least 110% of fair market value. The Compensation Committee will set the terms and vesting schedule of each option, provided, however, that no term may exceed ten years from the date of grant; and provided further, for options granted before August 18, 1998 for a period of less than ten years, the term of the options may, in the sole discretion of the Compensation Committee, be extended up to ten years. Payment upon exercise of an option may be made in cash or, with the approval of the Compensation Committee, in shares of Common Stock of the Company valued at the fair market value as of the date of exercise or by a combination of cash and such shares of Common Stock.

     Generally, options may be exercised only by the individual to whom the option is granted, and are not transferable or assignable, except that in the event of an optionee's death or legal disability, the optionee's heirs or legal representatives may exercise the options for a period not to exceed one year. The Compensation Committee, subject to approval by the Board, may terminate or amend the Amended Incentive Plan without the approval of the Company's stockholders, but stockholder approval is required in order to amend the Amended Incentive Plan to: (i) materially increase the number of shares of Common Stock as to which incentive stock options may be granted; (ii) materially modify the requirements as to eligibility to receive options; (iii) materially increase the benefits accruing to participants under the incentive stock option portion of the plan; (iv) reduce an incentive stock option price below the fair market value on the day the option is awarded; (v) extend the period during which an option may be granted or exercised, or (vi) extend the termination date of the provisions of the plan which permit the granting of incentive stock options.

     Termination of Employment. Unless otherwise determined by the Compensation Committee, options will cease to be exercisable after the ninetieth day following termination of the optionee's service to the Company other than upon termination due to death, disability or retirement. Options will be exercisable within twelve months of death or disability and within thirty days of retirement.

     Change in Control. In the event an entity acquires more than 30% of the Company's voting securities without prior Board approval, the composition of the Board changes so that two-thirds of the Board consists of persons who were not members of the Board on October 1, 1996 (or who were not nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on October 1, 1996) or the Company's stockholders approve a reorganization, merger, consolidation, sale of substantially all of the Company's assets or liquidation or dissolution of the Company, the outstanding options will become immediately exercisable. The Amended Incentive Plan further provides that, in the event of any merger or consolidation in which the Company is not the surviving corporation, the option participant shall receive a substitute option to purchase the stock of the merging or consolidating entity no less than seven days prior to the effective time of the merger or consolidation. If a substitute option is not timely delivered, the then-outstanding option shall become fully vested and exercisable.

     Antidilution Provisions. The amount of shares reserved for issuance under the Amended Incentive Plan and the terms of outstanding options shall be adjusted by the Compensation Committee in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, split-ups, recapitalizations, reclassifications, mergers, consolidations or like events.

     Benefits Under the Amended Incentive Plan. Presently, approximately 200 officers, employees and independent contractors of the Company and its subsidiaries are eligible to participate in the Amended Incentive Plan. However, the identity of future grantees and the size of any additional grants have not been determined. On August 18, 1998, the closing price of the Common Stock on the AMEX was $5.50 per share.

     Certain Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences of awards under the Amended Incentive Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Options designated as incentive stock options are intended to fall within the provisions of Section 422 of the Code.

     An optionee recognizes no taxable income as the result of the grant or exercise of an incentive stock option. If stock acquired upon exercise of an option is held at least until (i) two years following the date of grant of the option and (ii) one year following the date of exercise, then any gain on subsequent sale of the stock will be taxed as a long-term capital gain. In that case, the Company will not be entitled to any deduction for federal income tax purposes. In general, if an optionee sells shares within two years after the date of grant or within one year after the date of exercise, the excess of the fair market value of the shares on the date of exercise over the option exercise price (not to exceed the gain realized on the sale) will be taxable as ordinary income at the time of sale. A gain in excess of that amount will be a long-term or short-term capital gain, depending on the length of time the stock was held. If the optionee sells the stock for less than the option exercise price, the loss will be a long-term or short-term capital loss and no income will be recognized. The amount of any ordinary income recognized by the optionee upon the disposition of stock would be deductible by the Company for federal income tax purposes.

     An optionee generally recognizes no taxable income as the result of the grant of a nonqualified stock option. Upon exercise of such an option, the optionee normally recognizes ordinary income in the amount of the excess of the fair market value of the shares on the date of exercise over the option price. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as short-term or long-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of exercise. The Company would be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

     Special rules may apply to a participant who is an officer or director of the Company subject to liability under Section 16(b) of the Exchange Act if such participant exercises an option within six months of the date of grant.

     The Compensation Committee may also grant stock appreciation rights ("SARs") to participants in the Amended Incentive Plan who have been granted options. An SAR is to expire no later than the expiration date of the underlying option, and may be for no more than 100% of the difference between the exercise price of the option and the fair market value of the Common Stock subject to the option.

     The Amended Incentive Plan also provides for awards of restricted stock, including restricted stock awarded in connection with specified performance targets. Recipients of such awards are to be determined by the Compensation Committee.

VOTE REQUIRED

     Approval of the Amended Incentive Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDED INCENTIVE PLAN AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" ADOPTION OF THE AMENDED INCENTIVE PLAN.

                            INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP has served as the independent accountants for Fiscal 1998 and continues to serve as independent accountants for the Company. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Board of Directors has not met to discuss the selection of independent accountants for the fiscal year ending June 30, 1999.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Rule 14a-8 of the Exchange Act contains the procedures for including certain stockholder proposals in the Company's proxy statement and related materials. The deadline for submitting a stockholder proposal pursuant to Rule 14a-8 for the 1999 Annual Meeting of Stockholders (the "1999 Annual Meeting") of the Company is June 8, 1999. With respect to any stockholder proposal outside the procedures provided in Rule 14a-8 and received by the Company no later than August 20, 1999, the Company may be required to include certain limited information concerning such proposal in the Company's proxy statement so that proxies solicited for the 1999 Annual Meeting may confer discretionary authority to vote on any such matter. Any stockholder proposals should be addressed to the Secretary of the Company, 5021 Louise Drive, Suite 200, Mechanicsburg, Pennsylvania 17055.

                                                                         ANNEX A

                           BALANCED CARE CORPORATION

                           1996 STOCK INCENTIVE PLAN

            AS AMENDED AND RESTATED, EFFECTIVE AS OF AUGUST 18, 1998

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
SECTION 1.  BACKGROUND AND PURPOSE......................................   A-4
      1.1   PURPOSE.....................................................   A-4
      1.2   ESTABLISHMENT OF PLAN.......................................   A-4
SECTION 2.  DEFINITIONS.................................................   A-4
      2.1   "AFFILIATE".................................................   A-4
      2.2   "BENEFICIARY"...............................................   A-4
      2.3   "BOARD".....................................................   A-4
      2.4   "CHANGE IN CONTROL".........................................   A-4
      2.5   "CODE"......................................................   A-5
      2.6   "COMMITTEE".................................................   A-5
      2.7   "CORPORATION"...............................................   A-5
      2.8   "CORPORATION VOTING SECURITIES".............................   A-5
      2.9   "DISABLED" OR "DISABILITY"..................................   A-5
      2.10  "ELIGIBLE EMPLOYEE".........................................   A-5
      2.11  "FAIR MARKET VALUE".........................................   A-5
      2.12  "FISCAL YEAR"...............................................   A-5
      2.13  "INCENTIVE STOCK OPTION" OR "ISO"...........................   A-5
      2.14  "INDEPENDENT CONTRACTOR"....................................   A-5
      2.15  "NON-EMPLOYEE DIRECTOR".....................................   A-5
      2.16  "NON-EMPLOYEE DIRECTOR AWARD"...............................   A-6
      2.17  "NONQUALIFIED STOCK OPTION" OR "NSO"........................   A-6
      2.18  "OPTION"....................................................   A-6
      2.19  "OPTIONEE"..................................................   A-6
      2.20  "PARTICIPANT"...............................................   A-6
      2.21  "PERFORMANCE SHARE".........................................   A-6
      2.22  "PERFORMANCE UNIT"..........................................   A-6
      2.23  "PLAN"......................................................   A-6
      2.24  "RESTRICTED STOCK"..........................................   A-6
      2.25  "RETIREMENT"................................................   A-6
      2.26  "STOCK APPRECIATION RIGHT" OR "SAR".........................   A-6
      2.27  "SIGNIFICANT SHAREHOLDER"...................................   A-6
      2.28  "STOCK".....................................................   A-6
SECTION 3.  SHARES SUBJECT TO THE PLAN..................................   A-6
      3.1   SHARES......................................................   A-6
      3.2   PERFORMANCE UNITS...........................................   A-7
SECTION 4.  STOCK OPTIONS...............................................   A-7
      4.1   PARTICIPATION...............................................   A-7
      4.2   OPTION TERMS AND CONDITIONS.................................   A-7
      4.3   STOCK APPRECIATION RIGHTS...................................   A-9
      4.4   ISSUANCE OF CERTIFICATES....................................   A-9
SECTION 5.  RESTRICTED STOCK............................................   A-9
      5.1   PARTICIPATION...............................................   A-9
      5.2   RESTRICTED STOCK AWARDS.....................................   A-9

                                                                         PAGE
                                                                         ----
SECTION 6.  PERFORMANCE SHARES AND PERFORMANCE UNITS...................  A-10
      6.1   PARTICIPATION..............................................  A-10
      6.2   PERFORMANCE AWARDS.........................................  A-10
      6.3   PERFORMANCE PERIOD AND TARGETS.............................  A-10
      6.4   EARNING A PERFORMANCE AWARD................................  A-10
      6.5   PAYMENT OF PERFORMANCE AWARDS..............................  A-10
SECTION 7.  OTHER STOCK-BASED AWARDS...................................  A-11
      7.1   GRANT OF OTHER AWARDS......................................  A-11
      7.2   TERMS OF OTHER AWARDS......................................  A-11
SECTION 8.  TERMINATION OF EMPLOYMENT..................................  A-11
      8.1   GENERAL RULE...............................................  A-11
      8.2   EXCEPTIONS FOR DEATH, DISABILITY OR RETIREMENT OF A
             PARTICIPANT OR FOR CAUSE FOR A PARTICIPANT OR INDEPENDENT
             CONTRACTOR................................................  A-12
      8.3  OTHER ACCELERATION OF BENEFITS..............................  A-13
      8.4  CERTAIN TRANSACTIONS........................................  A-13
SECTION 9. GENERAL PROVISIONS..........................................  A-14
      9.1  STOCKHOLDER PRIVILEGES......................................  A-14
      9.2  SHAREHOLDER APPROVAL........................................  A-14
      9.3  HOLDING REQUIREMENT.........................................  A-14
      9.4  AMENDMENT, SUSPENSION, MODIFICATION AND
             TERMINATION OF PLAN.......................................  A-14
      9.5  ADMINISTRATION..............................................  A-15
      9.6  INDEMNIFICATION.............................................  A-15
      9.7  EXPENSES....................................................  A-15
      9.8  RIGHTS OF PARTICIPANTS AND INDEPENDENT CONTRACTORS..........  A-15
      9.9  NONTRANSFERABILITY..........................................  A-15
      9.10 GOVERNING LAW...............................................  A-15

                           BALANCED CARE CORPORATION

                           1996 STOCK INCENTIVE PLAN

SECTION 1. BACKGROUND AND PURPOSE

     1.1 PURPOSE.

     Balanced Care Corporation (the "Corporation") wishes to establish various equity-related incentive compensation programs in order to provide employees, non-employee directors and independent contractors of particular importance to the Corporation with a direct stake in company growth. The Corporation hereby adopts these programs to encourage and enable the acquisition of a larger proprietary stake in the Corporation by its employees, non-employee directors and certain independent contractors to attract and retain qualified and committed executives, to develop and maintain a competent management team, to provide key employees, non-employee directors and certain independent contractors with long-term incentives to improve corporate performance, to enhance shareholder investment values and to provide a competitive compensation package which includes participation in the long-term financial success of the Corporation.

     1.2 ESTABLISHMENT OF PLAN.

     The Corporation desires to combine these various equity compensation programs into one plan. This Plan shall be known as the Balanced Care Corporation 1996 Stock Incentive Plan and shall be effective upon adoption by the Board of Directors of the Corporation, subject to the approval of the shareholders of the Corporation in accordance with Section 9.2 of this Plan, and extend until terminated as provided herein.

SECTION 2. DEFINITIONS

     Unless the context requires otherwise, when capitalized the terms listed below shall have the following meanings when used in this or any other section of the Plan:

     2.1 "AFFILIATE" is any corporation, business trust, division, partnership or joint venture in which the Corporation owns (either directly or indirectly) fifty percent (50%) or more of the voting stock or rights analogous to voting stock, but only for the period such ownership exists.

     2.2 "BENEFICIARY" shall have the meaning given it under Section 8.2.

     2.3 "BOARD" is the Board of Directors of the Corporation, as elected from time to time.

     2.4 "CHANGE IN CONTROL" means any of the events set forth below; provided, however, that the Committee, in its sole discretion, may specify a more restrictive definition of Change in Control in any award agreement and, in such event, the definition of Change in Control set forth in the award agreement shall apply to the award granted under such award agreement:

          (a) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of a number of Corporation Voting Securities in excess of 30% of the Corporation Voting Securities unless such acquisition has been approved by the Board; or

          (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on October 1, 1996 and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on October 1, 1996; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses
     (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i); or

          (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Corporation Voting Securities immediately prior to such reorganization, merger of consolidation, as the case may be; or

          (d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all the assets of the Corporation.

     2.5 "CODE" is the Internal Revenue Code of 1986, as amended.

     2.6 "COMMITTEE" shall mean the committee provided for in Section 9.5 hereof.

     2.7 "CORPORATION" is Balanced Care Corporation, a Delaware corporation.

     2.8 "CORPORATION VOTING SECURITIES" means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

     2.9 "DISABLED" OR "DISABILITY" is a physical or mental incapacity which qualifies an individual to collect a disability benefit under any long-term disability plan maintained by the Corporation, or such other condition which the Committee in its discretion may determine is a Disability.

     2.10 "ELIGIBLE EMPLOYEE" is any employee of the Corporation or an Affiliate who is selected for participation in the Plan by the Committee.

     2.11 "FAIR MARKET VALUE" is, as of a particular date, the average of the high and low prices of a share of Stock on the relevant date as reported by a recognized national stock exchange as selected by the Committee or as otherwise determined using procedures established by the Committee (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation in The Nasdaq Stock Market's National Market ("NNM"), the closing price, regular way, of the Common Stock on such exchange or NNM, as the case may be, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, the closing bid price as reported by The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), the last reported bid price published in the "pink sheets" or displayed on the National Association of Securities Dealers, Inc. ("NASD") Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market, or is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Common Stock as determined in good faith by the Committee.

     2.12 "FISCAL YEAR" is the twelve (12) consecutive month period beginning July 1 and ending June 30.

     2.13 "INCENTIVE STOCK OPTION" OR "ISO" is any Option granted under this Plan which is designated as an Incentive Stock Option by the Committee and which is intended to qualify as such under Code section 422.

     2.14 "INDEPENDENT CONTRACTOR" is a person, firm or corporation which provides services to the Corporation for a fee, and not for wages as defined in
Section 3121(a) of the Code, and is not an employee of the Corporation for purposes of Sections 3121(d) or 3231(b) of the Code.

     2.15 "NON-EMPLOYEE DIRECTOR" is a Director of the Corporation who is not then and has not been for one year prior to the relevant time a common law employee of the Corporation.

     2.16 "NON-EMPLOYEE DIRECTOR AWARD" is a grant of Nonqualified Stock Option to a Non-Employee Director as described in Section 4.l(b) hereof.

     2.17 "NONQUALIFIED STOCK OPTION" or "NSO" is any Option granted under this Plan which is not an ISO.

     2.18 "OPTION" is the right granted pursuant to this Plan to purchase Stock subject to the terms and conditions specified at the time of grant.

     2.19 "OPTIONEE" is a Participant who participates in the Plan or a Non-Employee Director or Independent Contractor who has been granted an Option under this Plan.

     2.20 "PARTICIPANT" is any Eligible Employee who has been selected by the Committee to receive a benefit of any kind under the Plan. An Eligible Employee may be a Participant with respect to one, some or all of the types of benefits available under the Plan.

     2.21 "PERFORMANCE SHARE" is a share of Restricted Stock awarded by the Committee, subject to any performance targets or other restrictions which the Committee may determine at the time of award.

     2.22 "PERFORMANCE UNIT" is an amount equal to (i) the value of one share of Stock determined at such time as a Performance Unit is awarded or (ii) such other dollar amount as the Committee may determine at such time as a Performance Unit is awarded.

     2.23 "PLAN" is the Balanced Care Corporation 1996 Stock Incentive Plan, as amended from time to time.

     2.24 "RESTRICTED STOCK" is Stock issued or transferred to a Participant by means of an award that is subject to the following restrictions, and such other restrictions as may be imposed from time to time by the Committee in its sole discretion, and which will remain subject to applicable restrictions until such time as the restrictions by their terms, lapse:

          (1) Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of during a restriction period.

          (2) Except as otherwise herein provided, unless the Participant remains continuously employed by the Corporation or an Affiliate until such time as the conditions for the removal of restrictions, as determined by the Committee in its sole discretion, have been satisfied, Restricted Stock shall be forfeited and returned to the Corporation, and all rights of a Participant to such Restricted Stock shall terminate without any payment or consideration by the Corporation.

     2.25 "RETIREMENT" is the time a Participant withdraws from his or her principal business activity at the corporation, and from active employment generally, and is eligible to receive a retirement income benefit from a tax qualified retirement plan maintained by the Corporation (or an Affiliate), or from the federal social security program.

     2.26 "STOCK APPRECIATION RIGHT" OR "SAR" shall have the meaning given it under Section 4.3.

     2.27 "SIGNIFICANT SHAREHOLDER" is an Eligible Employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock issued by the Corporation as of the date an Option under the Plan is granted. For this purpose, the provisions of Code sections 422 and 424 shall apply.

     2.28 "STOCK" is the common stock, par value $0.001 per share, of the Corporation.

SECTION 3. SHARES SUBJECT TO THE PLAN

     3.1 SHARES.

     (A) NUMBER OF SHARES. The maximum number of shares of Stock which may be issued for any purpose or any type of benefit under the Plan shall be 3,025,000 subject to adjustment as provided herein.

     (B) UNUSED SHARES. Any shares of Stock subject to an Option which is canceled, expires or otherwise terminates without having been exercised in full (unless such cancellation is due to the exercise of a related SAR), or subject to any Restricted Stock Performance Shares or Performance Units which are forfeited, shall again be available for grants or awards under the Plan.

     (C) ANTIDILUTION. In the event of any change in the number or class of outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, merger, consolidation, or other similar corporate change, the number of shares as to which grants of Options or other awards may be made shall be adjusted proportionately to the nearest whole share. Any such action shall be within the discretion of the Committee, whose determination shall be conclusive, and the Committee's discretion shall be directed to preserving the economic value and prevent dilution of in the value of awards in any form granted.

     In the event of such an adjustment with respect to shares subject to an Option under the Plan, the number of shares and the Option price per share shall be adjusted proportionately so that the aggregate price to be paid upon exercise of such option shall not change.

     3.2 PERFORMANCE UNITS.

     The maximum number of Performance Units denominated other than by the value of Stock which may be awarded under the Plan is 1,500,000 (not in addition to the number of shares reserved under the Plan). If such a Performance Unit is awarded, but the value of such Performance Unit is never paid, then such Performance Unit may again be made subject to awards under the Plan.

SECTION 4. STOCK OPTIONS

     4.1 PARTICIPATION.

     (A) ELIGIBLE EMPLOYEES. The Committee shall from time to time and in its absolute discretion select Participants who shall be granted Options (i.e., Option Participants) from among the Eligible Employees of the Corporation and its Affiliates. Option Participants may be granted ISOs, NSOs, SARs or any combination thereof.

     (B) NON-EMPLOYEE DIRECTORS. Each Non-Employee Director shall be granted an NSO to purchase 15,000 Shares effective on the (i) date this Plan is adopted by the shareholders of the Corporation for Non-Employee Directors who are members of the Board on the date of such approval and (ii) for Non-Employee Directors elected after the date of adoption by the shareholders, on the date he or she is initially elected to the Board. During his or her term as a Director, each Non-Employee Director shall be granted annually, as of the anniversary of his or her initial election to the Board, an additional NSO to purchase 5,000 Shares, in each case subject to the availability of Shares under the Plan for such grants. Each such NSO shall (i) be exercisable for Fair Market Value on the date of grant, (ii) be fully vested on grant, (iii) have a duration for the shorter of ten (10) years or the Director's term as a Director and (iv) shall be no longer exercisable after the 91st day following the date the Director's term ends. The Committee shall have no authority to amend or vary the terms of NSO granted to Non-Employee Directors.

     (C) INDEPENDENT CONTRACTORS. The Committee may from time to time, but shall not be required to, select one or more Independent Contractors who shall be granted NSOs. In the event a particular Independent Contractor is awarded NSOs at one time, the Committee shall be under no obligation to award that Independent Contractor NSOs at any other time. The selection of Independent Contractors, if any, awarded NSOs and the number of NSOs granted shall be made by the Committee in its sole and absolute discretion. The terms and conditions of any such awards shall be determined by the Committee in its discretion to the extent not inconsistent with this Plan.

     4.2 OPTION TERMS AND CONDITIONS.

     (A) GRANT OF OPTION. Subject to the provisions of this Section 4, Options may be granted at any time as determined by the Committee. Except as otherwise limited by the Plan, the Committee shall have complete discretion to determine the number of Options to be granted to any Optionee, the type of Option and the term and conditions of an Option, provided, however, Non-Employee Directors and Independent Contractors may be granted only NSOs. Notwithstanding the foregoing, the Committee shall not cause any Option to be granted with a schedule for vesting (that is, the date upon which an Option is in whole or in part exercisable, subject to the terms of the Plan) calling for vesting more rapid than 50% in any year or for full vesting to occur earlier than the second anniversary (i) for options granted on or before September 30, 1996, of the date the employee began employment with the Corporation and (ii) for options granted on or after October 1, 1996, of the grant of the Option.

     (B) ISO EXERCISE LIMIT. With respect to Options designated as ISOs at the time of grant, to the extent the aggregate Fair Market Value of Stock, determined as of the date of grant, with respect to which ISOs are exercisable for the first time by an Option Participant during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. In applying this limit, Options shall be taken into account in the order granted.

     (C) OPTION PRICE. The Option price of each Option shall be no less than the Fair Market Value of the Stock on the date the Option is granted; provided, however, that if an ISO is granted to a Significant Shareholder, the Option price shall be not less than 110% of the Fair Market Value of the Stock on the date the option is granted.

     (D) TERM OF OPTION. Each Option, regardless of type, shall expire at the time specified by the Committee when granting the Option. The Committee may not fix a term which is shorter than required under any applicable state or federal statute or regulation, nor which is longer than ten (10) years from the date the Option is granted; provided, however, for Options granted before August 18, 1998 for a period of less than ten (10) years, the term of the Options awarded to Eligible Employees may, in the sole discretion of the Committee, be extended to be for a term up to ten (10) years. The term of an Option may extend beyond the Plan's termination date.

     (E) MANNER OF EXERCISE. An Optionee wishing to exercise an Option shall give written notice to the Corporation in the form and manner as prescribed by the Committee. Options may be either completely or partially exercised. Payment for the Stock to be acquired pursuant to the exercise of an Option must accompany such written notice.

     (F) PAYMENT FOR OPTIONS.

          (1) GENERAL. Full payment for all Stock to be acquired pursuant to the exercise of an Option shall be made at the time such Option, or any part thereof, is exercised. No Stock certificate shall be issued to an Optionee until payment of the Option exercise price and all required withholding taxes has been made. The Corporation shall be entitled to deduct and withhold any withholding taxes from any cash payments to be made to an Option Participant, whether under this Plan or otherwise. Payment of the Option exercise price shall be made in cash or in such other form as is acceptable to the Committee, provided that in the case of an ISO, no form of payment shall be allowed which would prevent the Option that is intended to be an ISO from qualifying as such under Code section 422.

          (2) PAYMENT WITH STOCK. With the approval of and subject to any restrictions or limitations imposed by the Committee, the Optionee, in lieu of or in combination with a payment in cash, may transfer to the Corporation a sufficient number of shares of Stock to satisfy all or any part of the Option price, and/or any applicable state or federal withholding taxes. Such Stock may be Stock already owned by the Optionee, or Stock which will be acquired by exercise of the Option (which process is sometimes referred to as a pyramid exercise). For this purpose, the value of the Stock shall be the Fair Market Value as of the date of exercise. Where payment is made in whole or in part by Stock, the Optionee may not transfer fractional shares of Stock. The Optionee may not transfer a number of shares of Stock which would have an aggregate Fair Market Value in excess of the Option price plus applicable withholding taxes.

          (3) INTERIM BROKER LOAN. The Committee may, in its sole discretion, arrange with a stock brokerage or other similar agent to loan to an Optionee some or all of the cash needed to exercise an Option. Upon application by and receipt of written notice of exercise of an Option from an Optionee, the broker will pay to the Corporation the amount requested by the Optionee as necessary to permit the exercise of an Option and to pay any applicable withholding taxes. The Corporation will promptly deliver to such broker a certificate representing the total number of shares of Stock which will be acquired by the exercise of said Option. The broker will then sell part or all of these shares and pay to the Optionee the proceeds from the sale, less the loan principal and any interest charged on the loan from the date the broker receives the notice of exercise until the date the broker is reimbursed.

          (4) OTHER PAYMENT METHODS. The Committee may, in its sole discretion, authorize payment of the Option exercise price and applicable withholding taxes by other methods or forms, within the limitations imposed by this
     Section 4, by the Plan generally, and any applicable state or federal laws or regulations.

     (G) NO TANDEM OPTIONS. No ISO granted under this Plan shall contain terms which would limit or otherwise affect an Option Participant's right to exercise any other option, nor shall any NSO contain terms which will limit or otherwise affect the Option Participant's right to exercise any other Option in such a manner that the Option intended to be an ISO would fail to qualify as such Code section 422.

     4.3 STOCK APPRECIATION RIGHTS.

     (A) GRANT OF STOCK APPRECIATION RIGHTS. The Committee may, in its sole discretion, grant stock appreciation rights ("SARs") to Option Participants who have been granted Options. These SARs may relate to any number of shares, not to exceed the number of shares the Option Participant may acquire by exercise of the underlying Option. An SAR shall expire no later than the expiration date of the underlying Option. SARs may be for no more than 100% of the difference between the Option price and the Fair Market Value of the Stock subject to the Option, determined on the day the SARs are exercised.

     (B) EXERCISE. SARs may be exercised at the same time and to the same extent and subject to the same conditions as the Options related thereto. SARs may be exercised only when the Fair Market Value of the Stock subject to the Option exceeds the Option price. The exercise of an SAR shall cancel the related Option and the exercise of an Option shall cancel the related SAR.

     (C) PAYMENT OF STOCK APPRECIATION RIGHTS. Upon exercise of an SAR, but subject to all applicable tax withholding requirements, the Option Participant shall be paid in cash, Stock, Restricted Stock, or a combination thereof, as the Committee shall determine. To the extent payment is made in Stock or Restricted Stock, the shares shall be valued at the Fair Market Value on the date the SAR is exercised.

     4.4 ISSUANCE OF CERTIFICATES.

     (A) DELIVERY. As soon as practicable after either the exercise of an Option and the delivery of payment therefor, or the exercise of an SAR which is to be paid in Stock or Restricted Stock, the Corporation shall deliver to the Optionee a certificate or certificates for the number of shares of Stock acquired. Consistent with applicable state or federal laws and regulations, the Committee may fix a minimum or maximum period of time during which a Participant may not sell any such Stock or Restricted Stock.

     (B) DESIGNATION. Shares acquired pursuant to the exercise of an ISO shall be designated as such on the stock transfer records of the Corporation, to the extent the value of such shares does not exceed the $100,000 exercise limit of
Section 4.2(b). Any shares acquired by the exercise of an Option which exceed this $100,000 limit shall be designated on the Corporation's stock transfer records as shares acquired pursuant to an NSO.

SECTION 5. RESTRICTED STOCK

     5.1 PARTICIPATION.

     The Committee shall, from time to time, and in its absolute discretion, select Participants who shall be awarded Restricted Stock from among the Eligible Employees of the Corporation and its Affiliates.

     5.2 RESTRICTED STOCK AWARDS.

     (A) WRITTEN AGREEMENT. Each Restricted Stock award shall be evidenced by a written agreement, executed by the Participant and the Corporation. Such agreement shall specify the number of shares of Restricted Stock so awarded and any terms and conditions which the Committee may require, including but not limited to, an escrow condition.

     (B) RESTRICTION PERIOD. At the time of a Restricted Stock award, the Committee shall fix a period of time (restriction period) during which the restrictions as set forth in the Plan or as otherwise imposed by the

Committee shall remain in effect. Such restrictions shall lapse upon expiration of the restriction period, or sooner as otherwise provided in the Plan.

SECTION 6. PERFORMANCE SHARES AND PERFORMANCE UNITS

     6.1 PARTICIPATION.

     The Committee, from time to time and in its absolute discretion, shall select Participants who shall be granted awards of Performance Shares and/or Performance Units (i.e. Performance Participants) from among the Eligible Employees of the Corporation and its Affiliates.

     6.2 PERFORMANCE AWARDS.

     (A) PERFORMANCE AGREEMENT. Each award of Performance Shares and Performance Units shall be evidenced by a written agreement, executed by the Performance Participant and the Corporation. Such agreement shall contain all terms and conditions for the payment of a Performance Share or Performance Unit award as the Committee may determine.

     (B) PERFORMANCE ACCOUNTS. At such time as a performance award is made, the Corporation shall establish an account ("Performance Account") for each Performance Participant and shall credit Performance Units and Performance Shares awarded to a Performance Participant to such account. Any Performance Shares credited to a Performance Account shall be in the form of Restricted Stock, shall be registered in the name of the Performance Participant and deposited, together with a stock power endorsed in blank, with the Corporation before the Performance Participant's Account shall be credited with such shares. Dividends paid with respect to such Restricted Stock may be credited to the Participant's Performance Account pursuant to Section 9.l(c). The maintenance of Performance Accounts is solely a bookkeeping function, and does not entitle a Performance Participant to payment of any awards hereunder, or to the payment of any dividends which may be credited to a Performance Account.

     6.3 PERFORMANCE PERIOD AND TARGETS.

     (A) PERFORMANCE PERIOD. The period over which the Participant must meet the criteria established in a performance agreement to be entitled to payment of an award hereunder shall be established by the Committee at the time of the award. This period may differ for each award in existence for any one Performance Participant.

     (B) PERFORMANCE TARGETS. At the time of a performance award, the Committee, in its discretion but in connection with the Corporation's on-going business planning processes, shall establish performance targets to be achieved within the performance period. Examples of such targets include performance by the Corporation, by an Affiliate, by the individual Performance Participant, or by any combination thereof. Successful completion of performance targets shall be determined by the Committee, using such measures of performance during the performance period as are specified in the performance agreement.

     6.4 EARNING A PERFORMANCE AWARD.

     Attainment of performance targets in all respects during the Performance Period shall earn one hundred percent (100%) of the related award for the Performance Participant. Failure to meet any of the performance targets means the Performance Participant will earn no part of the performance award. The Committee may in its sole discretion, pay a portion of a performance award to a Performance Participant based on the degree of attainment of performance targets during the Performance Period.

     6.5 PAYMENT OF PERFORMANCE AWARDS.

     (A) TIME FOR PAYMENT. No performance award shall be payable until after earned in accordance with the terms and conditions of the performance agreement, unless otherwise provided in the Plan or in the sole discretion of the Committee. Any Performance Shares, Performance Units or other amounts credited to a Performance Account shall be paid to the Performance Participant only when, and to the extent, the Committee determines to make such payment. All such determinations shall be made during the four (4) month period immediately following the end of the Performance Period as established in the performance agreement. Payment of dividends credited to a Performance Account, together with interest credited to such dividends, if any, shall be paid to the Performance Participant at such time as the performance targets with respect to the underlying Performance Shares have been satisfied or such shares are otherwise released.

     (B) FORM OF PAYMENT. Payment of Performance Shares shall be in the form of Stock or Restricted Stock, or a combination thereof as determined by the Committee, to be delivered to the Performance Participant. Payment of Performance Units and any related dividends or other amounts, including interest, if any, credited to a Performance Account shall be made in cash, Stock, Restricted Stock or any combination thereof, as the Committee shall determine. To the extent payment is made in Stock or Restricted Stock, the shares shall be valued at Fair Market value on the date of payment.

SECTION 7. OTHER STOCK-BASED AWARDS

     7.1 GRANT OF OTHER AWARDS.

     Other awards, valued in whole or in part by reference to or otherwise based on Stock, may be granted either alone or in addition to or in conjunction with other awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be granted pursuant to such awards, and all other conditions of the awards. Any such award shall be confirmed by an award agreement executed by the Corporation and the Participant, which award agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such award.

     7.2 TERMS OF OTHER AWARDS.

     In addition to the terms and conditions specified in the award agreement, awards granted pursuant to this Section 7 shall be subject to the following:

     (A) NONTRANSFERABILITY. Any Stock subject to awards made under this Section 7 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Stock is issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

     (B) DIVIDENDS. Unless otherwise provided by the Committee in the award agreement, the recipient of an award under this Section 7 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Stock covered by the award, and the Committee, in its sole discretion, may provide in the award agreement that such amounts be reinvested in additional shares of Stock.

     (C) TERMINATION OF EMPLOYMENT. The award agreement with respect to any award granted pursuant to this Section 7 shall contain provisions dealing with the disposition of such award in the event of a termination of employment prior to the exercise, realization or payment of such award, whether such termination occurs because of Retirement, Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the award, as well as appropriate provisions regarding acceleration of exercise, realization or payment of such award upon the occurrence of a Change in Control, and the Committee, in its sole discretion, may waive any or all of the restrictions imposed with respect to any award under this Section 7.

     (D) CONSIDERATION FOR ISSUANCE. Stock issued pursuant to this Section 7 shall be issued for such consideration as the Committee shall determine in its sole discretion.

SECTION 8. TERMINATION OF EMPLOYMENT

     8.1 GENERAL RULE.

     Except as otherwise provided in the Plan, Options may be exercised and Restricted Stock, Performance Share or Performance Unit awards may be paid to a Participant or Independent Contractor only in accordance with the terms and conditions attached to such benefit by the Committee at the time it is granted or otherwise awarded. The provisions of Section 8.2 (A) through (D) shall govern the treatment of awards upon termination of a Participant's employment unless other provisions are approved by the Committee and set forth in the applicable award agreement. The provisions of Section 8.2 (E) shall govern the treatment of awards of NSOs to an

Independent Contractor upon the termination of the Independent Contractor's relationship with the Company for Cause.

     8.2 EXCEPTIONS FOR DEATH, DISABILITY OR RETIREMENT OF A PARTICIPANT OR FOR CAUSE FOR A PARTICIPANT OR INDEPENDENT CONTRACTOR.

     (A) DEATH OF PARTICIPANT. If a Participant's employment terminates due to death, any benefits under the Plan shall be transferred by the provisions of such Participant's will, or if there is no will, by the laws of descent and distribution of the state in which the Participant is a resident on the date of death, but only to the extent hereinafter set forth. The individual who succeeds to the Participant's benefits under the Plan, that is, the Beneficiary may:

          (1) exercise any outstanding Options to the same extent the Participant was entitled to exercise such Options, together with any Options the Committee may, in its sole discretion, accelerate, at any time prior to the earlier of twelve (12) months from the date of the Participant's death, or the date the Option would otherwise expire by its terms (or such later date as the Committee may approve in its sole discretion);

          (2) receive payment of any shares of Restricted Stock granted under
     Section 5 based on a deemed lapse of the restrictions, provided that such payment of Restricted Stock shall be either prorated based on the ratio of the number of months since the date the award was made to the total number of months contained in the restriction period at the time the award was granted, or otherwise paid as determined by the Committee in its sole discretion;

          (3) receive payment of Performance Shares or Units, as determined in the sole discretion of the Committee, by considering the degree to which performance targets had been attained as of the date of the Participant's death.

     (B) DISABILITY OF PARTICIPANT. A Participant who becomes Disabled may:

          (1) exercise outstanding Options that are otherwise exercisable, together with any Options the Committee may, in its sole discretion, accelerate, at any time prior to the earlier of twelve (12) months of the date of Disability or the date the option would otherwise expire by its terms (or such later date as the Committee may approve in its sole discretion);

          (2) be paid a prorated amount of a Restricted Stock granted under
     Section 5, determined by application of the payment provisions in Section 8.2(a)(ii), based on a deemed lapse of restrictions;

          (3) be paid a Performance Share or Unit award prior to the expiration of a Performance Period, as authorized in the sole discretion of the Committee, which may consider the degree of attainment of performance targets in fixing the amount of any such payment.

     (C) RETIREMENT OF A PARTICIPANT. At the time of Retirement, a Participant may:

          (1) exercise outstanding Options that are otherwise exercisable, together with any Options the Committee may, in its sole discretion, accelerate, at any time prior to the earlier of thirty (30) days following Retirement, or the date the Option would otherwise expire by its terms (or such later date as the Committee may approve in its sole discretion);

          (2) receive a prorated payment of an award of Restricted Stock granted under Section 5, determined by application of the payment provisions in
     Section 8.2(a)(2), based on a deemed lapse of restrictions;

          (3) receive a payment of Performance Shares or Units as authorized in the sole discretion of the Committee, which may consider the degree to which performance targets have been attained in determining the amount of any such payment.

     (D) OTHER TERMINATION OF EMPLOYMENT OF A PARTICIPANT.

          (1) TERMINATION NOT FOR CAUSE. In the event of a termination of employment for reasons other than those listed in this Section 8.2 or in
     Section 8.4, outstanding Options may be exercised no later than the earlier of ninety (90) days following such termination, or the date the Option would, by its term, otherwise expire (or such later date as the Committee may approve in its sole discretion). In the event any portion of an Option would have vested during the ninety (90) day period commencing on the date of termination not for Cause, then such portion of the Option shall become vested as scheduled and shall be exercisable in accordance with this subsection. The Committee may, in its sole and exclusive discretion, accelerate payment of any other benefits under the Plan.

          (2) TERMINATION FOR CAUSE. In the event a Participant's services are terminated for cause, as determined by the Committee in good faith ("Cause"), all Options, Restricted Stock, Performance Shares and Performance Units under the Plan, to the extent not vested and already exercised or otherwise paid, shall immediately terminate. Options vested on the date of such termination may be exercised by the Participant for ninety
     (90) days following the date of termination for Cause.

     (E) TERMINATION OF INDEPENDENT CONTRACTOR FOR CAUSE

          In the event an Independent Contractor's relationship with the Company is terminated for Cause, as determined by the Committee in good faith, all Options, to the extent not then vested and already exercised, shall immediately terminate.

     8.3 OTHER ACCELERATION OF BENEFITS.

     The Committee shall have the discretion to accelerate the exercise date of an Option or the time at which Stock restrictions lapse, to remove any Stock restrictions or to accelerate the expiration of a Performance Period, or to take any such similar action whenever it may decide, in its absolute discretion, that such action is in the best interests of the Corporation and is equitable to an Optionee (or, if applicable, such Optionee's heirs or beneficiaries), based on changes in applicable tax or other laws, or such other changes of circumstances as may arise after the date of an award under the Plan.

     8.4 CERTAIN TRANSACTIONS.

     (A) CHANGE IN CONTROL. In the event a Change in Control occurs:

          (1) Any and all Options and Stock Appreciation Rights, whether such Options and SAR were previously vested or unvested, shall become immediately exercisable;

          (2) Any restriction periods and restrictions imposed on Restricted Stock shall lapse and within ten (10) business days after the occurrence of a Change in Control the stock certificates representing Restricted Stock, without any restrictions or legends thereon, shall be delivered to the applicable Participant; and

          (3) The target values attainable under all Performance Shares and Units shall be deemed to have been fully earned for the entire award period as of the effective date of the Change in Control.

     (B) MERGER.

          (1) OPTIONS. With respect to Options outstanding at the time of a merger or consolidation of the Corporation with another corporation, an Option granted under the Plan shall be deemed to apply to that number of shares (or shares with a value equivalent to the value of the merger consideration if not in shares) which a holder of the same number of shares not subject to an Option would have been entitled to receive under the terms of such merger or consolidation. If the Corporation is not the surviving entity after such merger or consolidation, then the Optionee shall, no less than seven (7) days prior to the effective time of the merger, receive (contingent only upon the happening of the then contemplated merger) a substitute option in exchange for the Option. In the substitute option, the surviving entity shall grant to the Optionee an option to purchase that entity's stock on terms and conditions which substantially preserve the rights, benefits and value of the outstanding Option granted by the Corporation. If a substitute option is not timely delivered, the then outstanding Option shall be fully vested and exercisable and the Optionee shall be entitled to exercise the Option and exchange the shares received for the merger consideration.

          (2) RESTRICTED STOCK. If the Corporation is consolidated or merged with another corporation, each Participant who has been awarded Restricted Stock shall be entitled to the sale rights and privileges due to the merger as any other stockholder; provided, however, that any shares of the Corporation stock received in connection with the merger shall be subject to the same restrictions as were imposed on the underlying shares of Restricted Stock unless otherwise accelerated.

SECTION 9. GENERAL PROVISIONS

     9.1 STOCKHOLDER PRIVILEGES.

     (A) OPTION PARTICIPANT, NON-EMPLOYEE DIRECTOR OR INDEPENDENT CONTRACTOR. Until such time as a Stock certificate is issued, an Option Participant, Non-Employee Director or Independent Contractor or any other person entitled to exercise an Option under the Plan, shall not have any of the privileges of a stockholder with respect to Stock covered by an Option granted under this Plan.

     (B) OTHER PARTICIPANTS. Upon delivery of Restricted Stock to a Participant (or to the escrow holder, if applicable) pursuant to a Restricted Stock award, such Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, subject to the restrictions imposed, including the right to receive dividends (subject to the provisions of subparagraph (c) below) and to vote the shares of Restricted Stock. In the event of forfeiture, the certificate or certificates representing such Restricted Stock shall be delivered to the Corporation, accompanied by executed instruments of transfer. If the Restricted Stock is held in escrow, the Corporation shall be entitled to have the certificates representing the Restricted Stock redelivered to it out of escrow.

     (C) PAYMENT OF DIVIDENDS TO ACCOUNTS. The Committee may, in its sole and exclusive discretion, provide that amounts equivalent to dividends, with respect to each share of Restricted Stock awarded, shall be credited to a Participant's Performance Account, as the case may be, rather than paid directly to the Participant.

     (D) INTEREST. The Committee may also provide that interest shall be payable with respect to Performance Units or dividends credited to a Participant's account. The rate of any interest credited hereunder shall be determined in the sole discretion of the Committee.

     (E) SALE OF STOCK OR RESTRICTED STOCK. The Committee may fix a period during which any Stock or Restricted Stock acquired under the Plan may not be sold, provided that the Committee may not fix any period which is less than or which exceeds such requirements as may be imposed by any applicable state or federal law or regulation.

     9.2 SHAREHOLDER APPROVAL.

     This Plan shall be subject to approval by the affirmative vote of the holders of a majority of the Corporation's Stock present or represented and entitled to vote thereon at a meeting of shareholders and all awards made under the Plan prior to approval of the Plan by the shareholders shall be made contingent upon receipt of shareholder approval.

     9.3 HOLDING REQUIREMENT.

     No Optionee may dispose of any grants or awards made hereunder for a period of six (6) months from the time of the grant or award by the Corporation; provided, however, that an Optionee may exercise any Options or otherwise convert any other awards to Stock, as permitted by the terms of the Plan, within six (6) months of the grant or award, but he shall be prohibited from disposing of the underlying Stock for a period of six (6) months after the date on which the Option or other award is granted.

     9.4 AMENDMENT, SUSPENSION, MODIFICATION AND TERMINATION OF PLAN.

     The Committee, subject to approval by the Board, may amend or modify the Plan, or any section of the Plan, at any time to conform to any change in applicable laws or regulations or in any other respect deemed to be in the best interest of the Corporation. Pursuant to Code Section 422, no such amendment shall, without shareholder approval (i) materially increase the number of shares of Stock as to which ISOs may be granted under the Plan, (ii) materially modify the requirements as to eligibility to receive Options under the Plan, (iii) materially increase the benefits accruing to Participants under the ISO portion of the Plan, (iv) reduce an ISO Option price below the Fair Market Value on the day the Option is awarded, (v) extend the period during which an Option may be granted or exercised, or (vi) extend the termination date of the provisions of the Plan which permit the granting of

ISOs. No amendment or modification of the Plan shall adversely affect any Optionee under the Plan, or any section thereof, without such Optionee's consent.

     9.5 ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation or such other committee membership as the Board of Directors shall determine. Provided that the Committee shall always consist of a committee of two or more directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. The actions of the Committee shall be reviewed by the Board. The Committee is authorized to (i) select employees for participation in the plan, (ii) make all decisions concerning the timing, pricing and amount of grants or awards under the Plan to the extent such matters are left to the discretion of the Committee by the terms of the Plan, (iii) interpret and construe the Plan, (iv) adopt, amend, or rescind rules and regulations relating to the Plan, and (v) make all other determinations necessary or advisable for the administration of the Plan. Any actions, determinations or other interpretations made by the Committee within the scope of its authority shall be final, binding and conclusive for all purposes on all persons.

     9.6 INDEMNIFICATION.

     To the extent permitted by law, members of the Committee and the Board shall be indemnified and held harmless by the Corporation with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken within the scope of the authority delegated herein.

     9.7 EXPENSES.

     The expense of maintaining and administering this Plan shall be borne by the Corporation.

     9.8 RIGHTS OF PARTICIPANTS AND INDEPENDENT CONTRACTORS.

     Nothing in this Plan shall interfere with or limit in any way the right of the Corporation or an Affiliate to terminate any individual's employment at any time, with or without cause or to terminate the relationship of any Independent Contractor with the Corporation. This Plan does not, nor is it intended to, confer upon any employee the right to continue in the employment of the Corporation or an Affiliate or an Independent Contractor to continue as a contractor to the Corporation or any Affiliate.

     9.9 NONTRANSFERABILITY.

     Except as provided in Section 8.2(a) of the Plan (relating to death of a Participant) or as may be set forth the applicable Award Agreement, Options awarded under the Plan shall not be transferable.

     9.10 GOVERNING LAW.

     To the extent not preempted by applicable federal law or as necessary to comply with the laws of the State of Delaware, this Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania other than the conflict of law provisions of such laws.

                                                                   FORM OF PROXY



P                           BALANCED CARE CORPORATION
R
O        5021 Louise Drive, Suite 200 Mechanicsburg, Pennsylvania 17055
X
Y         Proxy for Annual Meeting of Stockholders on October 29, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby appoints Brad E. Hollinger, Paul A. Kruis and Robin L. Barber, and each or any of them as proxies, each with power to appoint his or her substitute, and hereby authorizes any of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of the Common Stock, par value $.001 per share (the "Common Stock"), of Balanced Care Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, October 29, 1998, commencing at 10:00 A.M., local time, at the DoubleTree Club Hotel, 815 Eisenhower Boulevard, Middletown, Pennsylvania 17057, or any adjournment or postponement thereof, as follows on the reverse side of this proxy card.


                      PLEASE DATE AND SIGN ON REVERSE SIDE

    -----   Please mark your
      X     votes as in this
    -----   example

------------------------------------------------------------------------------------------------------------------------------------
1.  The election of three directors, each for a term of three years;

FOR all nominees listed at            -----                         Nominees:   John M. Brennan
right (except as marked to                                                      Bill R. Foster, Sr.
the contrary below).                  -----                                     Edward R. Stolman



WITHHOLD AUTHORITY to vote            -----
for all nominees listed at
right.                                -----

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, draw a line through such nominee's name.)

2. To approve the Company's 1996 Stock Incentive Plan, as amended and restated.

                     FOR                               AGAINST                             ABSTAIN
                    -----                               ------                              -----

                    -----                               ------                              -----

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

SIGNATURE _____________________________________________________  DATED ___________________________________, 1998

SIGNATURE _____________________________________________________  DATED ___________________________________, 1998

Note:  Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer.
       If a partnership, please sign in partnership name by authorized partner.

------------------------------------------------------------------------------------------------------------------------------------